Exhibit 10.2

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES UNDERLYING THIS CONVERTIBLE PROMISSORY NOTE, NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES UNDERLYING THIS CONVERTIBLE PROMISSORY NOTE, OR THE SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

JERRICK MEDIA HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

Dated: February    , 2019

(“Issuance Date”)

FOR VALUE RECEIVED JERRICK MEDIA HOLDINGS, INC., a company organized under the laws of Nevada (the “Company”), hereby promises to pay to______________________________________ (the “Payee”), or its registered assigns, the principal amount of ___________________________ ($_____________.00 USD) together with interest thereon calculated from the Issuance Date (“Interest Commencement Date”) in accordance with the provisions of this Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Note” and together with any other Notes issued in the Note Issuance (as defined below) or upon transfer or exchange, the “Notes”). Capitalized terms not defined in this Note shall have the meaning ascribed to them in the Securities Purchase Agreement dated as of the date hereof.

Certain capitalized terms are defined in Section 8 hereof.

1. Payment of Interest. Interest shall accrue at a rate equal to ten percent (10%) per annum (the “Interest Rate”) beginning on the Interest Commencement Date on the unpaid principal amount of this Note and shall be payable in kind upon the twelve (12) month anniversary of the Interest Commencement Date; provided that the interest rate shall increase five percent (5%) above the current Interest Rate (i) so long as any Event of Default has occurred and is continuing; or (ii) in the event that the Company does not consummate a listing onto a national securities exchange on the date that is nine (9) months from the First Closing Date, and the Note is still outstanding. In no event shall any interest to be paid under the Notes exceed the maximum rate permitted by law. In any such event, the Note shall automatically be deemed amended to permit interest charges at an amount equal to, but not greater than, the maximum rate permitted by law. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.

2. Maturity Date. The entire principal amount of this Note shall be due and payable in full in cash in immediately available funds twelve (12) months from the date of issuance (such date, the “Maturity Date”) upon the tender of such Note by Payee. The accrued, but unpaid interest on this Note shall be due and payable in the form of the Company’s Common Stock upon the Maturity Date at the conversion price then in effect of this Note.

3. Conversion.

(i)

(a) Optional Conversion. The Payee shall have the option to (i) convert this Note and any accrued but unpaid interest into shares of the Company’s Common Stock at any time during the term of the Note or (ii) upon the Maturity Date, tender this Note to the Company for immediate repayment of principal and accrued and unpaid interest in the Company’s Common Stock. The number of shares that shall be issuable upon conversion of the Note shall equal the lesser of (i) the number derived by dividing (x) the principal amount of the Note plus any accrued and unpaid interest thereon by (y) US $0.25 (twenty five cents US) or (ii) the price provided to investors in connection with the Qualified Offering.

(b) Mandatory Conversion. In the event that the Payee does not choose to convert the Note into the Company’s Common Stock on or prior to the Maturity Date, the principal and interest evidenced by the Note shall be mandatorily converted upon the earlier of (i) the listing of the Company’s Common Stock onto a national securities exchange, or (ii) upon a Qualified Offering. If the Qualified Offering provides the investors in the Qualified Offering with warrants or another type of equity incentive, the Payee shall receive those warrants or equity incentives on a proportional basis to the amount the Payee converted into the Qualified Offering. Upon the closing of the Qualified Offering, or on the day the Company begins trading on a national securities exchange (whichever is to occur first), the outstanding principal amount of, and all accrued but unpaid interest on, this Note will automatically be converted into the Qualified Offering at a price equal to the price provided to investors in connection with the Qualified Offering.

No fractional shares shall be issued upon a conversion. In lieu of any fractional shares to which Payee would otherwise be entitled, the Company shall round up to the nearest whole share. Should the Qualified Offering of such securities provide for the issuance of warrants, the Holder hereof would also be entitled to such warrant, all on the same terms and conditions and in the same form as provided in the offering documentation governing the Qualified Offering.

In order to convert this Note in to Common Stock, the Holder must deliver a dated and signed notice of conversion (the “Notice of Conversion”), a copy of which is attached to this Note as Exhibit A, stating its intention to convert the full principal amount of this Note into Common Stock, Notices of Conversion shall be deemed delivered on the date sent, if personally delivered, to the Company’s Chief Executive Officer at the Company’s principal place of business, or when actually received if sent by another method. The Notice of Conversion shall be accompanied by the original Note.

(ii)  As soon as possible after the conversion has been effected (but in any event within two (2) Business Days), the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) business days to the address provided by the Payee to the Company at the time of the surrender of this Note.

(iii)  The issuance of Common Stock upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Company’s Common Stock issuable upon conversion of the Note shall be validly issued, fully paid and nonassessable.

(iv)  Neither the Company nor acquirer shall close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(v)  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of Common Stock issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.

4. Prepayment. The principal amount of this Note may be prepaid, in whole or in part, at any time from the date of issuance at the option of the Company, together with Interest accrued to the date of prepayment. Any such prepayment shall be made pro rata based on such Payee’s share of the aggregate principal amount then owed by the Company to all of the Payees under all the Notes.

5. Method of Payments.

(i)  Payment. So long as the Payee or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Note held by the Payee or such nominee not later than 1:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 1:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Note.

(ii)  Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company, in accordance with the terms hereof, at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Payee to any Person other than Payee’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(iii)  Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.

6.  Covenants of the Company. The Company covenants and agrees as follows:

(i)  Consolidation, Merger and Sale. With the exception of a reverse merger transaction, the Company will not sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions for so long as any of the Notes remain outstanding.

(ii)  Use of Proceeds. The Company shall use the proceeds for general working capital purposes and will have broad discretion with respect to the allocation of these funds.

7.  Events of Default. If any of the following events take place before or on the Maturity Date (each, an “Event of Default”), Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (iii) or (v), below:

(i)	Company fails to make payment of the full amount due under this Note upon the tender of such Note following the Maturity Date; or

(ii)	A receiver, liquidator or trustee of Company or any substantial part of Company’s assets or properties is appointed by a court order; or

(iii)	Company is adjudicated bankrupt or insolvent; or

(iv)	Any of Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than 30 days; or

(v)	Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law, or

(vi)	Proceedings for the appointment of a receiver, trustee or custodian of the Company or of all or a substantial part of the assets or property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(vii)	Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of Company or of all or any part of its property; or

(viii)	An attachment or execution is levied against any substantial part of Company’s assets that is not released within 30 days; or

(ix)	Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; provided that this paragraph (ix) shall not apply to any contemplated real estate transaction; or

(x)	Company breaches any covenant or agreement on its part contained in this Note or the Securities Purchase Agreement and does not cure such breach within 10 Business Days; or

(xi)	Any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note, the Securities Purchase Agreement or other offering documents, schedules and exhibits related thereto.

8.  Definitions.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

“Noteholder” or “Payee” with respect to any Note, means at any time each Person then the record owner hereof and “Noteholders” or “Payees” means all of such Noteholders or Payees, collectively.

“Note Issuance” or “Offering” shall mean the Convertible Promissory Notes issued by the Company to the Payee and other Noteholders (each in substantially the form of this Note) in the original principal amount not to exceed $2,500,000 in the aggregate.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Qualified Offering” means not including the Second Closing of this Offering (i) any private placement offerings or one or more registered public offerings by the Company under the Securities Act, pursuant to which the Company receives monies in the amount greater than $1,500,000 in exchange for securities of the Company between the First Closing Date and the date on which the Company’s consummates a listing onto a national securities exchange, or (ii) any private placement offerings or one or more registered public offerings by the Company under the Securities Act in connection with its listing onto a national securities exchange.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated February ___, 2019 between the Company and the Payee.

9.  Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (i) the Company’s aggregate liability under this Note to the Payee shall not exceed the aggregate principal amount of the Note and all accrued and unpaid interest thereon and (ii) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

10.  Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holder.

11.  Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

12.  Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

13.  Assignments. The Payee may assign, participate, transfer or otherwise convey this Note and any of its rights or obligations hereunder or interest herein to any affiliate of Payee and to any other Person that the Company consents to (such consent not to be unreasonably withheld or delayed), and this Note shall inure to the benefit of the Payee’s successors and assigns. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

14.  Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

15.  Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16.  Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, or this Note has been converted this Note will be surrendered to the Company for cancellation and will not be reissued.

17.  Maximum Legal Rate. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

18.  Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Noteholder of this Note at the address provided by the Payee in the Note Securities Purchase Agreement, or at such other address as such Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address.

19.  Waiver of Jury Trial. The Payee and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

20.  Submission to Jurisdiction.

(i)  Any legal action or proceeding with respect to this Note may be brought in the courts of the State of New Jersey or of the United States of America sitting in New Jersey, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(ii)  The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(iii)  Nothing herein shall affect the right of the Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

21.  GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW JERSEY OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY.

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IN WITNESS WHEREOF, the Company has executed and delivered this Convertible Promissory Note on the date first written above.

COMPANY:

JERRICK MEDIA HOLDINGS, INC.

By:
Jeremy Frommer
Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the Convertible Promissory Note)

The undersigned, the holder of the foregoing Convertible Promissory Note, hereby surrenders such Note for conversion into shares of Common Stock of Jerrick Media Holdings, Inc. to the extent of $ _________unpaid principal amount and any accrued and unpaid interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to:

Name:

Address

Dated: __/__/ 20__

(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

(Address)

A-1